LICENSE AGREEMENT made as of the first day of January, 1983 by and between ETABLISSEMENTS DELHAIZE FRERES ET CIE "LE LION" S.A., a corporation organized under the laws of Belgium, having its principal office at rue Osseghem 53, 1080 Brussels, Belgium (hereinafter referred to as "Licensor") and FOOD TOWN STORES, INC., a corporation organized and existing under the laws of the State of North Carolina, United States of America, having its principal offices at Harrison Road, Salisbury, North Carolina (hereinafter referred to as "Licensee").

                      W I T N E S S E T H  :

     WHEREAS, Licensor is engaged primarily in the operation of supermarkets in Belgium;

     WHEREAS, Licensee is engaged primarily in the operation of supermarkets in the United States of America;

     WHEREAS, Licensor owns, directly or indirectly, 52% of the stock of Licensee;

     WHEREAS, Licensee is planning to change its corporate name from "FOOD TOWN STORES, INC." to "FOOD LION, INC.";

     WHEREAS, Licensor is the sole proprietor of a trademark comprised of the name Delhaize and a lion logo registered in Belgium, the Netherlands and Luxembourg, Benelux Trade Mark No. 086048 and registered in the United States of America, No. 1132312, together with the goodwill associated therewith (hereinafter referred to as the "Trademark");

     WHEREAS, Licensee is the sole proprietor of the trademarks and service marks "Food Town," "Save-Rite" and "Food Lion," together with the goodwill associated therewith, and intends to register the mark "Food Lion" with the United States Patent and Trademark Office;

     WHEREAS, Licensee desires to obtain from Licensor and Licensor desires to grant to Licensee the right to import, manufacture, use and sell products bearing the Trademark or the lion logo, use the Trademark or the lion logo in displays, signs, advertising and promotion of products, and to have manufactured for it products bearing the Trademark or the lion logo to be used or sold in the United States of America; and

     WHEREAS, Licensor and Licensee entered into a License Agreement dated June 28, 1978, which License Agreement was extended and amended on July 7, 1980, relating to the Trademark which they desire to extend and amend as hereinafter provided.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, Licensor and Licensee agree as follows:

     1. Licensor hereby grants to Licensee the non-exclusive license and privilege in the United States of America to import, manufacture, use, sell, distribute and advertise products bearing the Trademark or the lion logo, use the use the Trademark or the lion logo in displays, signs, advertising and promotion of products, and to have manufactured for it products bearing the Trademark or the lion logo to be used or sold in the United States of America, subject to the terms of this License Agreement.

     2. Licensee acknowledges that Licensor, by reason of its maintenance of high standards of quality of product and service at supermarkets and retail food outlets operated by it, has established over a period of years a reputation which is of great importance to Licensor. Accordingly, in the event that Licensee shall not maintain and operate its supermarkets in accordance with Licensor's standards or maintain the quality of products bearing the Trademark or lion logo, Licensor may terminate this License Agreement as hereinafter provided. Licensee agrees that all advertising, publicity, and promotion of products bearing the Trademark or lion logo shall be in good taste and comport with the high standards established by Licensor. Licensee further agrees that it will cause to appear whenever proper or necessary and in the correct manner and position or place notices of registration in connection with any and all uses of the Trademark.

     3. Licensee shall permit Licensor or its authorized representatives to inspect the products in conjunction with which the Trademark or the lion logo is used and the methods of manufacturing them upon the premises of Licensee or of any person, firm, or corporation manufacturing any of the products for Licensee, at all reasonable times in order to carry out the purposes of inspection as part of appropriate quality control.

     4. Licensee agrees to submit samples of the products in conjunction with which the Trademark or the lion logo is used to Licensor from time to time at Licensor's request.

     5. The term of this License Agreement shall be ten (10) years from the date hereof and shall be automatically extended for successive additional terms of five (5) years each, except
Licensor may terminate this License Agreement pursuant to Sections
6 and 7 hereof.

     6. Licensor shall have the right to terminate this License Agreement effective thirty (30) days after giving written notice to Licensee to such effect, whenever Licensee shall do anything, or permit anything to be done, whether by action or inaction, contrary to any covenant or agreement required to be performed by Licensee under the terms of this License Agreement and shall fail within said thirty (30) days after written notice by Licensor to Licensee specifying the same to remedy the same.

     7. In the case of bankruptcy or insolvency of Licensee or the assignment of all its assets to a receiver or sequestrator, Licensor shall have the right immediately to terminate this Agreement upon written notice to Licensee.

     8. For the term of this License Agreement, Licensee agrees not to use a mark identical with or confusingly similar to the Trademark or lion logo, except as provided in Sections 1 and 9 hereof.

     9. It is understood that Licensee may use the lion logo in conjunction with its trademarks and service marks "Food Town," "Save-Rite" and "Food Lion" in a manner identical to the Trademark except that the words "Food Town," "Save-Rite" or "Food Lion" are substituted for the word "Delhaize," and it is recognized by both parties hereto that such use will constitute separate, additional trademarks (herein called the "New Trademarks"). In order to protect the rights of the Licensor in the Trademark and in the lion logo, and the rights of the Licensee in the trademarks and service marks "Food Town, "Save-Rite" and "Food Lion," it is agreed as follows:

     (a) Licensee alone shall have the right to register the trademarks and service marks "Food Town," "Save-Rite" and "Food Lion" in the United States.

     (b) The New Trademarks may be used only by Licensee and only for the term of this License Agreement and such use by Licensee shall be subject to all the terms and conditions of this Agreement applicable to the Trademark and the lion logo, except that upon termination of this Agreement, neither party shall thereafter have the right to use the New Trademarks, Licensee retaining separately its exclusive right to and ownership of the trademarks and service marks "Food Town," "Save-Rite" and "Food Lion" and Licensor retaining separately its exclusive right to and ownership of the Trademark and the lion logo.

     10. It is the intent of Licensor and Licensee that nothing contained in this License Agreement shall be deemed in any way to confer on Licensee any proprietary interest in the Trademark or the lion logo.

     11. Licensee herewith acknowledges Licensor's exclusive ownership of, the validity of, and Licensor's exclusive right to use, the Trademark and the lion logo and agrees not to contest during the term of this License Agreement, including any extension thereof, or at any time thereafter Licensor's exclusive ownership of, validity of, and Licensor's exclusive right (subject to Licensee's rights hereunder) to use the Trademark or the lion logo.

     12. Licensor herewith acknowledges Licensee's exclusive right to use the New Trademarks subject to all the terms and conditions of this Agreement and agrees not to contest during the term of this License Agreement, including any extension thereof, Licensee's exclusive ownership of, validity of, and Licensee's exclusive right to use the New Trademarks. Licensor further acknowledges Licensee's exclusive ownership of, the validity of, and Licensee's exclusive right to use the trademarks and service marks "Food Town," "Save-Rite" and Food Lion" and agrees not to contest during the term of this License Agreement, including any extension thereof, or at any time thereafter, Licensee's exclusive ownership of, validity of, and Licensee's exclusive right to use said trademarks and service marks.

     13. Licensee shall not have the right to sublicense any of the rights herein granted to it by Licensor, nor, under any condition, shall the Licensee sublicense the New Trademarks. Licensee agrees that Licensor may license the Trademark or the lion logo to other licensees in the United States but may not so license the New Trademarks.

     14. Licensee agrees, promptly upon learning thereof, to notify Licensor in writing of the name, address, and to furnish such other pertinent information as may be available, of any third party who may be infringing or otherwise violating any of the Licensor's rights in and to the Trademark, the lion logo or the New Trademarks, or of any third party who makes a claim that use of the Trademark, the lion logo or the New Trademarks infringes upon or otherwise violates any property or rights of any nature of said third party. Licensee agrees to cooperate in all necessary respects as required by Licensor in any action which Licensor deems advisable or necessary to protect Licensor's rights in the Trademark, the lion logo or the New Trademarks or to contest a claim by a third party that use of the Trademark, the lion logo or the New Trademarks infringes upon or otherwise violates any property or rights of any nature of said third party. However, Licensor shall be under no obligation to prosecute infringers of the Trademark, the lion logo or the New Trademarks. In any case in which Licensor determines not to do so, Licensee may do so with the prior written permission of and on behalf of Licensor but at Licensee's own expense and subject to whatever conditions Licensor may impose. Notwithstanding any of the above, Licensee retains its sole right to prosecute infringers of its trademarks and service marks "Food Town," "Save-Rite" and Food Lion" without obtaining permission from Licensor.

     15. Licensee hereby agrees to indemnify and hold Licensor harmless from and against any liability, loss, damage, cost or expense which it may at any time suffer, incur or be required to pay by reason of any action, suit or proceeding based on a claim of defects in the materials, manufacture, production, bottling or packaging of any of the products manufactured, produced, bottled, packaged, sold or distributed by or for Licensee under the Trademark, lion logo or the New Trademarks. Licensor will give Licensee immediate notice of any such action, suit or proceeding and afford Licensee the opportunity to defend the same at Licensee's expense.

     16. Licensee agrees to use the Trademark in interstate commerce during the term of this License Agreement, and any extension thereof, sufficiently to preserve the Trademark as a trademark registered under the laws of the United States.

     17. Licensee agrees that, upon termination of this License Agreement pursuant to Sections 6 or 7 hereof, Licensee will no longer use in any manner whatsoever the Trademark, the lion logo, the New Trademarks or any variations or combinations thereof except the trademarks and service marks "Food Town," "Save-Rite" and Food Lion," or use any trademark, word, symbol, label, design, sign, package display, slogan or advertising matter similar to the Trademark, the lion logo or the New Trademarks except as provided in Section 9(b) hereof.

     18. This License Agreement contains the entire understanding of the parties with respect to the subject matter thereof and there are no promises, warranties, covenants or understandings other than those expressly set forth herein. Any alteration in the stipulations of this License Agreement will only be valid between the parties upon written confirmation by both parties stating the commencement date for such alteration.

     19. Each provision of this License Agreement is severable. If any provision hereof is invalid under any applicable law, the remaining provisions shall remain valid and binding provided that such invalidity of any clause does not substantially adversely affect the interest of either party.

     20. All disputes arising in connection with the License Agreement shall be finally settled by arbitration pursuant to the rules of arbitration of the International Chamber of Commerce and judgment upon the award rendered may be entered in any court having jurisdiction or application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be.

     21. This agreement may be assigned by Licensor but not by Licensee except upon Licensor's prior written consent.

     22. This License Agreement shall be construed and governed in accordance with the laws of the State of North Carolina.

     IN WITNESS WHEREOF, the parties hereto have executed this License Agreement as of the date and year first above written.



                               FOOD TOWN STORES, INC.


                               By



                               ETABLISSEMENTS DELHAIZE FRERES
                                  ET CIE "LE LION" S.A.


                               By


                               By